Exhibit 99.2

Endo Implements CEO Succession Plan

Paul Campanelli Appointed Chairman of the Board, Will Also Continue as President and Chief Executive Officer Until Successor Appointed;

Roger Kimmel Appointed Senior Independent Director

DUBLIN, November 4, 2019 — Endo International plc (NASDAQ: ENDP) today announced that Paul V. Campanelli, President and Chief Executive Officer has notified the Board of Directors (“Board”) of his intention to retire and the Board is implementing its Chief Executive Officer succession plan. Mr. Campanelli has been appointed Chairman of the Board effective immediately and will also continue to serve as President and Chief Executive Officer until his successor is appointed. Roger Kimmel, who has served as Chairman of the Board, has been appointed Senior Independent Director. Mr. Kimmel replaces Dr. Sharad Mansukani, who is resigning from the Board due to other commitments, including his recent appointment as chairman of the board of another company.

The Board is launching a process to identify Mr. Campanelli’s successor. Mr. Campanelli will be actively involved in that process and will help facilitate a smooth transition. In addition, he will continue to serve as Chairman of the Board following the appointment of his successor.

“Over the last three years, we have been laser-focused on executing our strategy to simplify our business, drive productivity improvements and leverage our culture as a differentiator, which has led to strong operating performance despite a challenging external environment,” Mr. Campanelli said. “I am proud of what the Endo team has accomplished, and I am confident we have positioned the Company for long-term growth and success. I will continue to be actively involved in my new role as Chairman and look forward to working with the Board to select a new Chief Executive Officer who shares our mission and who will look to build on our momentum.”

“Paul has left an indelible mark of superior performance and leadership on Endo, and we are grateful for his service as President and Chief Executive Officer,” said Mr. Kimmel. “Paul’s decisive leadership, personal style and unwavering focus have led to strong operating performance at a time of volatility in our industry which has benefited all of Endo’s stakeholders. We are thrilled to be able to retain Paul’s expertise going forward in his new role as Chairman of the Board.”

About Endo International plc

Endo International plc (NASDAQ: ENDP) is a highly focused generics and specialty branded pharmaceuticals company delivering quality medicines to patients in need through excellence in development, manufacturing and commercialization. Endo has global headquarters in Dublin, Ireland, and U.S. headquarters in Malvern, PA. Learn more at www.endo.com.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the relevant Canadian securities legislation, including, but not limited to, the statements by Messrs. Campanelli and Kimmel and other statements regarding leadership changes and related plans. Statements including words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plan,” “will,” “may,” “look forward,” “intend,” “guidance,” “future” or similar expressions are forward-looking statements. Because these statements reflect Endo’s current views, expectations and beliefs concerning future events, they involve risks and uncertainties. Although Endo believes that these forward-looking statements and information are based upon reasonable assumptions and expectations, readers should not place undue reliance on them, or any other forward-looking statements or information in this news release. Investors should note that many factors, as more fully described in the documents filed by Endo with the Securities and Exchange Commission and with securities regulators in Canada on the System for Electronic Document Analysis and Retrieval, including under the caption “Risk Factors” in Endo’s Form 10-K, Form 10-Q and Form 8-K filings, and as otherwise enumerated herein or therein, could affect Endo’s future results and could cause Endo’s actual results to differ materially from those expressed in forward-looking statements contained in this communication. The forward-looking statements in this press release are qualified by these risk factors. Endo assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required under applicable securities laws.

Media: Heather Zoumas-Lubeski, (484) 216-6829, media.relations@endo.com

Investors: Pravesh Khandelwal, (845) 364-4833, relations.investor@endo.com